UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three months ended January 31, 2008, as described in Registrant’s news release dated February 21, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 21, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	February 21, 2008	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 21, 2008.

Exhibit 99.1

February 21, 2008

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2008

Boston, MA (NYSE: EV) - Eaton Vance reported earnings per diluted share of $0.46 in the first quarter of fiscal 2008 compared to earnings per diluted share of $0.02 in the first quarter of fiscal 2007. First quarter fiscal 2007 earnings were reduced approximately $0.34 per diluted share by closed-end fund related expenses. Net inflows in the first quarter of fiscal 2008 of $3.6 billion compare to net inflows in the first quarter of fiscal 2007 of $6.0 billion, or $3.2 billion excluding closed-end fund flows, and net flows in the fourth quarter of fiscal 2007 of $2.2 billion. Gross inflows of $11.7 billion in the first quarter of fiscal 2008 were the highest of any quarter in the Company’s history excluding closed-end fund flows. Assets under management on January 31, 2008 were $152.9 billion, a decrease of $8.8 billion, or 5 percent, from October 31, 2007 as net inflows in the quarter were more than offset by net price declines on managed assets of $12.3 billion in a difficult investment environment.

“Eaton Vance achieved solid financial performance and impressive net sales in the first quarter against a backdrop of market turmoil,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “I’m pleased that the outstanding performance results delivered by our investment teams and the strength of our distribution organization enabled us to maintain positive momentum even as market events directly impacted some of our most important investment areas. Our results speak to the diversity and resilience of our business franchise.”

In the twelve months ending January 31, 2008, the Company’s assets under management increased $17.4 billion, or 13 percent, from the $135.5 billion in managed assets at the end of the first quarter of fiscal 2007. Over the past twelve months, the Company had long-term fund and separate account net inflows of $20.5 billion, a net increase in cash management fund assets of $0.4 billion and net price declines on managed assets of $3.5 billion. Gross sales and other inflows into long-term funds and separate accounts during the twelve months ended January 31, 2008 were $46.7 billion.

First Quarter Highlights

In the first quarter of fiscal 2008, net flows into open-end equity funds increased to $3.0 billion from $0.8 billion in the first quarter of fiscal 2007. Floating-rate bank loan funds and fixed income funds experienced net outflows of $1.2 billion and $1.3 billion, respectively, in the first quarter of fiscal 2008. Retail managed account net inflows increased to $1.1 billion in the first quarter from $0.6 billion in the same period last year, reflecting strong net sales of Parametric Portfolio Associates’ overlay and tax-efficient core equity products and Eaton Vance Management’s large-cap value product. Institutional and high-net-worth separate account net inflows were $0.6 billion in the first quarter of fiscal 2008 compared to net outflows of $0.6 billion in the first quarter of fiscal 2007, primarily reflecting strong inflows for Parametric Portfolio Associates. Tables 1-4 on page 6 summarize the Company’s assets under management and asset flows by investment category.

As a result of higher average assets under management, revenue in the first quarter of fiscal 2008 increased $46.6 million, or 19 percent, to $289.8 million compared to revenue in the first quarter of fiscal 2007 of $243.2 million. Investment advisory and administration fees increased 24 percent to $210.7 million, reflecting a 20 percent increase in average assets under management. Distribution and underwriter fees increased 3 percent and service fee revenue increased 13 percent due to the increase in average fund assets that pay these fees.

Operating expenses in the first quarter of fiscal 2008 decreased 21 percent to $190.6 million compared to operating expenses of $241.2 million in the first quarter of fiscal 2007, largely due to one-time distribution expenses in the first quarter of fiscal 2007. These expenses consisted of structuring fee payments of $17.1 million and sales-based compensation of $4.7 million incurred in connection with $2.8 billion of closed-end fund sales during the first quarter of fiscal 2007 and one-time payments of $52.2 million made to terminate the Company’s compensation agreements with Merrill Lynch and AG Edwards related to certain closed-end funds offered in prior years.

Compensation expense increased 5 percent due to increases in employee headcount, base salaries and higher bonus accruals. Distribution expense decreased 67 percent in the first quarter of fiscal 2008, reflecting the closed-end fund structuring fee and compensation agreement termination payments in the first quarter of fiscal 2007 described in the previous paragraph. Excluding these payments, distribution expense increased approximately 10 percent in the first quarter of fiscal 2008 due to increases in sales support and Class C distribution fees. Service fee expense increased 19 percent, in line with the increase in assets subject to service fees. Fund expenses increased 54 percent due to growth in fund assets for which the Company employs a subadvisor. Other expenses increased 23 percent, primarily due to increases in information technology, facilities, and legal and consulting expenses.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income plus closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, Management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since amounts resulting from one-time events (e.g., the offering of a closed-end fund) do not necessarily represent normal results of operations. In addition, when assessing performance, Management and the Board look at performance both with and without stock-based compensation.

The following table provides a reconciliation of operating income to adjusted operating income:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months
	Ended
	January 31,
			%
(in thousands)	2008	2007	Change

Operating income	$ 99,167	$ 1,997	NM
Closed-end fund
structuring	-	17,115	NM
Fees
Payments to terminate
closed-
	-	52,178
end fund compensation			NM
agreements
Stock-based	11,730	14,223	(18%)
compensation

Adjusted operating income	$110,897	$85,513	30%

Interest income in the first quarter of fiscal 2008 increased $2.1 million from the first quarter of fiscal 2007 due to an increase in average cash and short-term investment balances. Interest expense in the first quarter of fiscal 2008 increased $8.4 million from the first quarter of fiscal 2007 due to the debt offering completed in the fourth quarter of fiscal 2007. The Company’s effective tax rate, calculated as a percentage of income before minority interest and equity in net income of affiliates, was 39.1 percent and 38.4 percent in the first quarter of fiscal 2008 and fiscal 2007, respectively. Net income in the first quarter of fiscal 2008 was $57.9 million compared to $2.6 million in the first quarter of fiscal 2007.

Cash and cash equivalents and short-term investments decreased to $346.5 million on January 31, 2008 from $485.1 million on October 31, 2007. The Company’s strong operating cash flows in the last twelve months and the proceeds from the debt offering completed in the fourth quarter of fiscal 2007 enabled it to fund $565.2 million in share repurchases and $62.9 million in dividends to shareholders over the period. There were no outstanding borrowings against the Company’s $200.0 million credit facility on January 31, 2008.

During the first three months of fiscal 2008, the Company repurchased and retired 3.4 million shares of its non-voting common stock at an average price of $44.23 per share under its repurchase authorization. Approximately 3.8 million shares remain of the current 8.0 million share authorization.

On February 14, 2008, the Company posted a commentary on recent developments in the closed-end fund auction preferred securities (“APS”) market on the closed-end fund section of the Company’s website http://www.eatonvance.com/closed_end/index.php.

“We are closely monitoring developments in the APS market and are engaged in discussions with other market leaders to develop solutions to restore liquidity to holders of APS as quickly as possible,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. manages funds and separate accounts for individual and institutional clients.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

		Three Months Ended

	January 31,	January 31,	%
	2008	2007	Change

Revenue:
Investment advisory and administration fees	$ 210,686	$ 169,397	24%
Distribution and underwriter fees	37,039	35,912	3
Service fees	40,803	36,012	13
Other revenue	1,268	1,855	(32)

Total revenue	289,796	243,176	19

Expenses:
Compensation of officers and employees	81,927	77,982	5
Distribution expense	32,176	98,653	(67)
Service fee expense	33,457	28,075	19
Amortization of deferred sales commissions	13,424	13,419	0
Fund expenses	6,516	4,219	54
Other expenses	23,129	18,831	23

Total expenses	190,629	241,179	(21)

Operating Income	99,167	1,997	NM

Other Income/(Expense):
Interest income	4,380	2,277	92
Interest expense	(8,414)	(27)	NM
Gains on investments	353	708	(50)
Unrealized losses on investments	(821)	-	NM
Foreign currency losses	(20)	(72)	(72)

Income Before Income Taxes, Minority Interest and
Equity in Net Income of Affiliates	94,645	4,883	NM

Income Taxes	(37,023)	(1,873)	NM

Minority Interest	(1,362)	(1,456)	(6)

Equity in Net Income of Affiliates, Net of Tax	1,668	1,005	66

Net Income	$ 57,928	$ 2,559	NM

Earnings Per Share:
Basic	$ 0.50	$ 0.02	NM

Diluted	$ 0.46	$ 0.02	NM

Dividends Declared, Per Share	$ 0.15	$ 0.12	25

Weighted Average Shares Outstanding:
Basic	116,337	126,255	(8)

Diluted	127,132	134,339	(5)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2008	2007	2007

ASSETS
Current Assets:
Cash and cash equivalents	$ 294,975	$ 434,957	$ 132,535
Short-term investments	51,510	50,183	18,477
Investment advisory fees and other receivables	113,297	116,979	103,851
Other current assets	6,493	8,033	8,610
Total current assets	466,275	610,152	263,473

Other Assets:
Deferred sales commissions	92,586	99,670	110,415
Goodwill	103,003	103,003	96,837
Other intangible assets, net	35,311	35,988	33,908
Long-term investments	84,218	86,111	77,411
Deferred income taxes	18,862	-	-
Equipment and leasehold improvements, net	25,646	26,247	21,640
Other assets	5,489	5,660	549
Total other assets	365,115	356,679	340,760

Total assets	$ 831,390	$ 966,831	$ 604,233

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 36,929	$ 106,167	$ 29,454
Accounts payable and accrued expenses	54,877	66,955	30,876
Dividend payable	17,357	17,780	15,169
Taxes payable	46,380	21,107	5,884
Deferred income taxes	18,848	-	-
Other current liabilities	5,339	5,690	5,819
Total current liabilities	179,730	217,699	87,202
Long-Term Liabilities:
Long-term debt	500,000	500,000	-
Taxes payable	906	-	-
Deferred income taxes	-	11,740	21,290
Total long-term liabilities	500,906	511,740	21,290
Total liabilities	680,636	729,439	108,492
Minority interest	7,894	8,224	9,958
Commitments and contingencies	-	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 371,386, 371,386 and 309,760 shares, respectively	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,276,753, 117,798,378 and 126,069,085 shares, respectively	450	460	492
Notes receivable from stock option exercises	(3,861)	(2,342)	(2,667)
Accumulated other comprehensive income	787	3,193	5,762
Retained earnings	145,483	227,856	482,195

Total shareholders' equity	142,860	229,168	485,783

Total liabilities and shareholders' equity	$ 831,390	$ 966,831	$ 604,233

Table 1
Asset Flows (in millions)
Twelve Months Ended January 31, 2008

Assets 1/31/2007 - Beginning of Period	$ 135,491
Long-term fund sales and inflows	33,711
Long-term fund redemptions and outflows	(18,610)
Long-term fund net exchanges	(314)
Long-term fund mkt. value change	(4,608)
Institutional and HNW account inflows	5,908
Institutional and HNW account outflows	(4,721)
Institutional and HNW assets acquired[1]	270
Retail managed account inflows	7,033
Retail managed account outflows	(2,791)
Separate account mkt. value change	1,136
Change in cash management funds	404

Net change	17,418

Assets 1/31/2008 - End of Period	$ 152,909

	Table 2
	Assets Under Management
	By Investment Category (in millions)

	January 31,	October 31,	%	January 31,	%
	2008	2007	Change	2007	Change

Equity Funds	$ 70,039	$ 75,519	-7.3%	$ 59,344	18.0%
Fixed Income Funds	24,296	24,632	-1.4%	22,873	6.2%
Bank Loan Funds	18,360	20,381	-9.9%	20,298	-9.5%
Cash Management Funds	1,687	1,586	6.4%	1,283	31.5%
Separate Accounts	38,527	39,553	-2.6%	31,693	21.6%

Total	$ 152,909	$ 161,671	-5.4%	$ 135,491	12.9%

	Table 3
	Asset Flows by Investment Category (in millions)

	Three Months Ended

	January 31,	January 31,
	2008	2007

Equity Fund Assets - Beginning of Period	$ 75,519	$ 53,220
Sales/Inflows	5,203	6,005
Redemptions/Outflows	(2,528)	(1,686)
Exchanges	(48)	6
Market Value Change	(8,107)	1,799

Net Change	(5,480)	6,124

Equity Fund Assets - End of Period	$ 70,039	$ 59,344

Fixed Income Fund Assets - Beginning of Period	24,632	21,482
Sales/Inflows	1,538	1,940
Redemptions/Outflows	(1,426)	(571)
Exchanges	72	10
Market Value Change	(520)	12

Net Change	(336)	1,391

Fixed Income Fund Assets - End of Period	$ 24,296	$ 22,873

Bank Loan Fund Assets - Beginning of Period	20,381	19,982
Sales/Inflows	811	1,742
Redemptions/Outflows	(1,741)	(1,508)
Exchanges	(164)	(17)
Market Value Change	(927)	99

Net Change	(2,021)	316

Bank Loan Fund Assets - End of Period	$ 18,360	$ 20,298

Long-Term Fund Assets - Beginning of Period	120,532	94,684
Sales/Inflows	7,552	9,687
Redemptions/Outflows	(5,695)	(3,765)
Exchanges	(140)	(1)
Market Value Change	(9,554)	1,910

Net Change	(7,837)	7,831

Total Long-Term Fund Assets - End of Period	$ 112,695	$ 102,515

Separate Accounts - Beginning of Period	39,554	30,494
Institutional/HNW Account Inflows	2,105	608
Institutional/HNW Account Outflows	(1,514)	(1,203)
Retail Managed Account Inflows	2,007	1,134
Retail Managed Account Outflows	(878)	(502)
Market Value Change	(2,747)	1,162

Net Change	(1,027)	1,199

Separate accounts - End of Period	$ 38,527	$ 31,693

Cash management fund assets - End of Period	1,687	1,283

Total Assets Under Management - End of Period	$ 152,909	$ 135,491

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended

	January 31,	January 31,
	2008	2007

Long-term funds:
Open-end and other funds	$ 1,941	$ 2,228
Closed-end funds	31	2,841
Private funds	(115)	853
Inst/HNW accounts	591	(595)
Retail managed accounts	1,129	632

Total net flows	$ 3,577	$ 5,959

1 Managed Risk Advisors, LLC acquired by Eaton Vance subsidiary, Parametric Portfolio Associates LLC, in May 2007.